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                                                                EXHIBIT 10.17(b)

                             AMENDMENT NO. 1 TO THE
                             SOFTWARE SPECTRUM, INC.
                          1998 LONG-TERM INCENTIVE PLAN

         WHEREAS, Software Spectrum, Inc. (the "Company") has heretofore adopted the Software Spectrum, Inc. 1998 Long-Term Incentive Plan (the "1998 Plan"); and

         WHEREAS, the 1998 Plan provides for the grant of up to 200,000 stock options with or without tandem stock appreciation rights, performance units and/or shares of restricted stock; and

         WHEREAS, pursuant to those provisions of the 1998 Plan permitting the Board of Directors of the Company to amend the 1998 Plan from time to time, the Company desires to amend the 1998 Plan to increase the shares available for grant thereunder by 200,000, for an aggregate of 400,000 shares to be available for grant thereunder;

         NOW, THEREFORE, effective as of July 1, 1999, the Plan is hereby amended as follows:

                                      FIRST

         The second sentence of Section 6 of the 1998 Plan is hereby amended to read in its entirety as follows:

         Subject to the provisions of paragraph I.10, the number of shares of Stock available under the 1998 Plan for the grant of Stock Options with or without tandem Stock Appreciation Rights, Performance Units and Restricted Stock shall not exceed 400,000 shares in the aggregate.


The remaining provisions of the 1998 Plan shall remain in full force and effect and shall not be impacted by this Amendment.